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FOR IMMEDIATE RELEASE                                               EXHIBIT 99.1

CONTACTS:

For OnDisplay:                                  For Oberon:
Lesley Pearl                                    Kathy Keating
Capstone Communications                         The Weber Group
510.428.4100 ext. 212                           617.520.7029
lpearl@capstonepr.com                           kkeating@webergroup.com


mailto: Dave Larson
Chief Financial Officer
OnDisplay, Inc.
925.355.3200
dlarson@ondisplay.com





                       ONDISPLAY ACQUIRES OBERON SOFTWARE

     ACQUISITION OF BUSINESS PROCESS AUTOMATION PIONEER EXTENDS ONDISPLAY'S
           LEADERSHIP POSITION IN E-BUSINESS INFRASTRUCTURE SOFTWARE


SAN RAMON, CA., JAN. 18, 2000 -- OnDisplay(R) Inc. (NASDAQ:ONDS), a leading provider of Internet infrastructure software for powering e-business portals and e-marketplaces, today announced that it has signed an agreement to acquire privately held Oberon Software Inc., a leading provider of business process automation software and services for enabling e-business communities.

Under the terms of the agreement, OnDisplay will issue approximately 1,922,500 shares of common stock (valued at $181 million based on Friday's closing price) for all outstanding shares of Oberon and will assume all of Oberon's outstanding options. A majority of the shareholders of both Oberon and OnDisplay have delivered voting agreements irrevocably agreeing to approve the merger. Because of certain overlapping directors and shareholders of both companies, OnDisplay will hold a shareholder meeting to approve the transaction for the purposes of NASDAQ Rule 4460(1)(C) as promptly as is practicable. The parties expect that the transaction will close late in the first quarter of 2000, subject to customary closing conditions. The agreement is structured as a stock-for-stock merger and will be accounted for as a purchase transaction.

The acquisition is OnDisplay's latest move to accelerate its development of comprehensive e-business exchange and integration solutions for its broad base of customers, including e-business portals such as Travelocity.com and Grainger.com, and e-marketplaces such as PurchasePro.com, FASTXchange, Imetrikus and Harbinger.net.

"The next great challenge of business-to-business e-commerce is business process automation," said Mark Pine, CEO of OnDisplay. "Especially for established brick-and-mortar businesses, the ability to connect diverse business processes with trading partners online is a core, mission-critical requirement. Oberon is the clear leader in graphical business process automation solutions. Combined with the business document framework we recently introduced in our CenterStage 4 product suite, Oberon's business process automation capabilities and easy-to-use
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building blocks will help our customers solve one of the most important challenges e-businesses face today."

OBERON TECHNOLOGIES TO BE INTEGRATED WITH TWO PRODUCTS IN ONDISPLAY'S SUITE

By combining Oberon's e-Enterprise business process Building Blocks and broad selection of application adapters with two of OnDisplay's five products -- CenterStage(R) eintegrate and CenterStage eBizXchange-OnDisplay will enable e-business portals and e-marketplaces to share both data and business processes for faster, more complete business integration. Business managers will be able to implement standard business processes--such as order acknowledgements and inventory status checks--without the need to know which applications their trading partners have deployed, and without having to write code. When combined with OnDisplay's additional content aggregation, syndication and notification products, the integrated suite provides the industry's most comprehensive e-business infrastructure solution.

"Our number one mission is to bring our suppliers and buyers online as quickly and efficiently as we possibly can," said Christopher P. Carton, President and COO of PurchasePro.com one of OnDisplay's e-marketplace customers. "Our value proposition is enhanced by enabling our customers to leverage their existing investment in installed applications, and by enabling them to integrate their business processes with those of their trading partners. We are extremely excited about this acquisition, because we believe that Oberon's products extend OnDisplay's offering to enable us to deliver truly differentiated online business services faster than we could by any other means."

Today's leading e-marketplaces are looking to business process automation as the next critical step in bringing multiple buyers and suppliers online. In a recent bulletin, AMR Research concluded that "Successful Independent trading exchanges will focus primarily on integration capability. Larger companies will not utilize independent trading exchanges as part of an overall e-commerce strategy unless integration is addressed. In the coming year, companies buying integration products will focus first on how they can share data and processes with other companies."

TARGETING THE B2B MARKET

The acquisition targets the large and growing market for comprehensive e-business infrastructure solutions to power both "clicks and mortar" commerce sites as well as vertical and functional e-marketplaces. Forrester Research predicts that the volume of business-to-business e-commerce will grow from $43 billion in 1999 to $1.3 trillion in 2003. Meanwhile, GartnerGroup places the number of online exchanges--or e-marketplaces--at 9,000 by the end of 2005.

E-business leaders--particularly "brick and mortar" companies--are increasingly seeking to share business processes with trading partners and customers to achieve more efficient operations and to increase their competitiveness online. To do so, they must integrate their Web applications--such as those based on Vignette and BroadVision--with their internal business processes. In addition, they must find ways to seamlessly connect these business processes with those of their trading partners, both directly and through emerging e-marketplaces such as PurchasePro.com, Ariba.net and Commerce One Market Site.

"It's clearer than ever that B2B e-commerce is driving the Internet Economy," said Joe Chappell, CEO of Oberon. "To meet the needs of today's B2B players, it's essential to provide solutions that enable these companies to leverage their existing investments in enterprise technologies and best-practice business processes, while they expand their online business interactions to a wide range of trading partners. Together, Oberon and OnDisplay can offer what no single point-

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solution vendor can: an extremely powerful integrated suite of products that addresses all of the infrastructure needs of e-business portal and e-marketplace builders worldwide."

ADDING VALUE TO E-MARKETPLACES

Widely predicted to grow by more than 500 percent over the next few years, e-marketplaces -- also known as online exchanges, intermediaries, and trading hubs -- depend heavily on business community integration to help seamlessly connect to an exchange information with hundreds of discrete buyers and suppliers in the digital marketplace. By adding easy-to-use, graphical business process automation to its suite, OnDisplay will enable these e-marketplaces to reduce their time-to-market and gain competitive advantage through the introduction of value-added, process-based services for their buyer and supplier customers.

ABOUT OBERON

Headquartered in Cambridge, Mass., Oberon Software, Inc. is a privately held premier provider of software integration products designed to enable e-business. Through Oberon's e-Enterprise integration platform, companies can best prepare for and enable e-business by leveraging the capabilities of traditional enterprise applications and leveraging new e-business applications and architectures. Oberon differentiates its market offerings with a total solution that encompasses products, partners and services to support and enable each segment of e-business including integration within the enterprise, business-to-business, customer facing and e-marketplaces/exchanges. Oberon strives to help customers optimize value with effective business process level integration that leverages existing technology investments.

With 95 employees nationwide, Oberon has formed partnerships with companies like Descartes, Essential Technologies, Hyperion Solutions, IBM, Incentive Systems, J.D. Edwards, Manugistics, Microsoft, Oracle, PeopleSoft, Primavera, Siebel Systems, SAP, Sterling Commerce, and Sterling Software. Additionally, Oberon is working with an expanded set of prominent systems integrators and professional service firms, including: Arthur Andersen, Cambridge Technology Partners, CSC, Clarkston-Potomoc Group, Inc., Deloitte & Touche Consulting Group, Ernst & Young, LLP, Intelligroup, Inc., KPMG Peat Marwick LLP, Plaut Consulting Inc., PricewaterhouseCoopers, Razorfish and Sapient. For more information: www.oberon.com.

ABOUT ONDISPLAY

OnDisplay is a leading provider of e-business infrastructure software applications for powering e-business portals and e-marketplaces. OnDisplay's CenterStage product suite enables customers to increase their online selling effectiveness and extend their trading networks to suppliers and vertical marketplaces. OnDisplay has provided critical e-business infrastructure software and services to such e-business pioneers as W.W. Grainger, Travelocity.com, ClubComputer.com, MicroWarehouse, FASTXchange.com, PurchasePro.com, Bridge Information Systems, Harbinger.net, Aspect Development and more. The company has strategic relationships with leading industry players including Ariba, BroadVision, Commerce One, Harbinger, IBM, Microsoft, and Vignette. Founded in 1996 and traded on the NASDAQ under the symbol ONDS. OnDisplay is located in San Ramon, California. OnDisplay can be reached at 1-800-508-8800 and at http://www.ondisplay.com.

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties. The success of the acquisition and future operating results of OnDisplay may differ from the results discussed or forecasted in the forward-looking statements due to factors that include, but are not limited to, risks associated with acquisition, such as the potential inability to satisfy the closing conditions for the acquisition,
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potential difficulties in the assimilation of operations, strategies, technologies, methodologies and products of the acquired company, the risk of loss of key personnel of the acquired company, diversion of management attention from other business concerns, business risks including the risk of variations in quarterly operating results, significant current and expected additional competition and the need to continue to expand product distribution and services offerings. Further information on potential factors that could affect the financial results of OnDisplay are included in the company's prospectus dated December 17, 1999 and filed with the Securities and Exchange Commission. These documents identify important risk factors, including but not limited to: the Company's limited operating history, history of losses and anticipation of continued losses, and potential volatility of quarterly operating results.

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OnDisplay and CenterStage are registered trademarks of OnDisplay, Inc. All other company and product names mentioned herein are trademarks of their respective holders.